Exhibit 99.1

HORIZANT PRODUCT LINE OF GLAXO GROUP LTD

STATEMENT OF ASSETS ACQUIRED

INDEX

ITEM	PAGE

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired	3
Notes to Financial Statement	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

XenoPort, Inc.

We have audited the accompanying Statement of Assets Acquired (the “Financial Statements”) of the Horizant product line (“Horizant”) of Glaxo Group Ltd. as of May 1, 2013. The Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these Financial Statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of XenoPort, Inc. As described in Note 2, the accompanying Financial Statements attributable to Horizant are not intended to be a complete presentation of Horizant’s financial position.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the assets acquired of Horizant as of May 1, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Redwood City California

July 17, 2013

HORIZANT PRODUCT LINE OF GLAXO GROUP LTD

STATEMENT OF ASSETS ACQUIRED

(in thousands of dollars)

May 1, 2013
ASSETS ACQUIRED
Inventories	$11,733
Manufacturing property and equipment	1,967

Total assets acquired	$13,700

The accompanying notes are an integral part of the financial statement.

HORIZANT PRODUCT LINE OF GLAXO GROUP LTD

NOTES TO STATEMENT OF ASSETS ACQUIRED

1.	Description of Business and Acquisition of Horizant

Description of Horizant Business

Horizant® (gabapentin enacarbil) Extended-Release Tablets have been approved by the U.S. Food and Drug Administration, or FDA, for the treatment of moderate-to-severe primary restless legs syndrome, or RLS, in adults in April 2011, and for the management of postherpetic neuralgia, or PHN, in adults, in June 2012. Restless legs syndrome, also known as Willis-Ekbom Disease, is a neurological disorder characterized by an urge to move the legs, usually caused or accompanied by uncomfortable and unpleasant sensations in the legs. PHN is a neuropathic (nerve) pain syndrome that can follow the healing of an outbreak of herpes zoster, commonly known as shingles. Horizant is sold in the United States to distributors who resell it to pharmacies.

Termination and Transition Agreement

Since February 2007, under the terms of a collaboration agreement with XenoPort, Inc. (the “Company” or “XenoPort”), Glaxo Group Limited, or GSK, a wholly-owned subsidiary of GlaxoSmithKline PLC, has held exclusive development and commercialization rights for Horizant in the United States. On November 8, 2012, XenoPort reached an agreement with GSK to terminate the collaboration agreement.

Under the terms of the November 2012 termination and transition agreement, during a transition period that ended on April 30, 2013, GSK continued to exclusively commercialize, promote, manufacture and distribute Horizant in the United States. The Company did not receive any revenue or incur any losses from GSK’s sales of Horizant during the transition period. GSK also continued to fully fund the costs associated with the management and conduct of clinical studies initiated by GSK prior to the date of the termination and transition agreement. In addition, at the end of the transition period, GSK provided to the Company inventory of gabapentin enacarbil in GSK’s possession that is not required for use by GSK in the manufacture of Horizant and manufacturing property and equipment. On May 1, 2013 (the “Reacquisition Date”), XenoPort completed the reacquisition of the Horizant business in accordance with the termination and transition agreement and assumed all responsibilities and associated rights for the further development, manufacturing and commercialization of Horizant in the United States on that date. GSK was responsible for the commercial manufacture and supply of Horizant during the transition period, and the Company has elected to have GSK continue to supply Horizant tablets to the Company for up to six months following the transition period on pricing terms established under the termination and transition agreement. XenoPort did not assume any liabilities as of the Reacquisition Date.

2.	Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying statement of assets acquired was prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and for inclusion in the Company’s filings with the Securities and Exchange Commission, and is not intended to be a complete presentation of the financial position of the Horizant business. The Company has been advised by GSK that it is impracticable to prepare complete financial statements related to the Horizant business as the business was not a separate legal entity of GSK and was never operated as a stand-alone business, division or subsidiary. GSK has also advised the Company that it has never prepared full stand-alone or full carve-out financial statements for the Horizant business, and that GSK has never maintained the distinct and separate accounts necessary to prepare such financial statements. Accordingly, the accompanying statement of assets acquired does not purport to present the financial position of the Horizant product line that would have resulted if Horizant had operated as a standalone, separate business.

The Company has determined that the reacquisition of certain assets of Horizant as of May 1, 2013 constitutes a business acquisition (“the Horizant business”) as defined by Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) 805, Business Combinations. Accordingly, the assets acquired (there were no liabilities assumed) are presented at their acquisition date fair values as required by that statement. Fair values are determined based on the requirements of FASB ASC 820, Fair Value Measurements and Disclosures. No value was ascribed to the intangible assets acquired as, after deducting returns on the inventory and fixed assets acquired, there were insufficient profits in the business for the intangible assets to have value.

Use of Estimates

Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Financial Statements. Such estimates include, but are not limited to, valuation of inventory and manufacturing property and equipment. Actual results could differ from those estimates.

Inventories

Inventories are comprised of acquired raw materials, specifically gabapentin enacarbil, and are valued using the cost approach. The cost approach provides a framework for estimating value based on the principle of substitution. The estimate of fair value is developed based on the costs to replace or reproduce the asset, including the cost of recrystallization of the raw material received, while considering any impact on value of obsolescence.

Manufacturing Property and Equipment

Manufacturing property and equipment acquired include certain dedicated manufacturing suite and equipment for use in the manufacture of Horizant and is recorded at fair value using the replacement cost method. The replacement cost method uses an estimate of the cost of replacing or reproducing an asset to measure value. This amount is then reduced to reflect the amount of depreciation that has accrued given the asset’s age. Other factors and adjustments were considered in concluding on the fair value including obsolescence of the acquired assets. Depreciation and amortization will be computed using the straight-line method over the estimated useful lives of the respective assets, which is generally ten years for manufacturing property and equipment.